                                                                      EXHIBIT 3A

              ASSIGNMENT OF CONTRACTS AND SHARE PURCHASE AGREEMENT

            THIS AGREEMENT made as of the 19th day of February, 1996.

BETWEEN:

         MINCO MINING AND METALS CORPORATION, a company validly subsisting under the laws of British Columbia with an office at Suite 1870, 401 West Georgia Street, Vancouver, British Columbia, V6B 5A1

         ("Minco")

AND:

         PACIFIC CANADA RESOURCES INC., a company validly subsisting under the laws of Ontario with an office at 350 Bay Street, 7th Floor, Toronto, Ontario, M5H 2S6

         ("PCR")

W H E R E A S:

A. PCR has entered into a letter of intent with Teck Exploration Ltd. ("Teck") and Baiyin Non-Ferrous Metals Company ("Baiyin") dated June 6, 1995 regarding the exploration and development of the Lijiagou lead-zinc deposit and possible acquisition of the Changba open pit mine (the "CB-LG Property") located in Chenxian, Gansu Province, Peoples Republic of China (the "CB-LG Agreement") a copy of which is attached hereto as Schedule "A".

B. PCR is also party to a cooperation agreement between PCR, Patrician Gold Mines Ltd. and the First Geoexploration Bureau of Ministry of Metallurgical Industry dated October 4, 1994 regarding the formation of an equity joint venture to explore, develop and produce certain mineral properties known as the "Stone Lake", "Crystal Valley" and "Emperor's Delight" properties located, respectively, in Lingshou County, Zhangjiakou District and Chende District all in the Province of Hebei, Peoples Republic of China (the "FGEB Co-Operation Agreement") a copy of which is attached hereto as Schedule "B".

C. Patrician Gold Mines Ltd. assigned its interests in the FGEB Co-Operation Agreement to Orient Gold Mines Ltd. ("Orient") pursuant to an assignment agreement dated September 8, 1994.

D. Pursuant to the terms of the FGEB Co-Operation Agreement, PCR entered into a joint venture contract dated December 25, 1995 with FGEB in respect to the exploration and development of the Emperor's Delight property, through PCR's British Virgin Islands subsidiary Triple Eight Mineral Corporation ("Temco"), (the "Emperor's Delight Joint Venture Contract") a copy of which is attached hereto as Schedule "C".

E. Pursuant to an option agreement made between PCR and Orient dated March 3, 1995, (the "Temco Option Agreement"), a copy of which is attached hereto as Schedule "D", PCR granted to Orient the right to earn a forty (40%) percent share interest in Temco.

F. PCR has entered into an agreement (the "T-C Investment and Participation Agreement") dated February 19, 1996 with Teck Corporation ("Teck") and with Cominco Ltd. ("Cominco"), a copy of which is attached hereto as Schedule "E". Under this T-C Investment and Participation Agreement, PCR has granted certain rights to Teck and Cominco in exchange for them making a private placement in a specified company which the parties have agreed will be Minco, subject to the Closing of this Agreement.

G. For greater certainty, the CB-LG Agreement and the FGEB Co-Operation Agreement do not contemplate that PCR will ever hold a direct interest in a Chinese mineral property but rather will hold a right to acquire an interest in a Chinese corporation which will hold all right, title and interest in and to the relevant Chinese mineral properties.

H. Pursuant to a Cooperative Agreement made between Minco and the Sichuan Bureau of Geology and Minerals Resources dated July 7, 1995 as amended by an undated Supplementary Agreement (the "Chapuzi Agreement"), a copy of which is attached hereto as Schedule "F", Minco holds the right to acquire an interest in certain mineral properties known as the "Chapuzi Property" located in Sichuan Province, Peoples Republic of China.

I. PCR has agreed to assign to Minco all its right, title and interest in and to the CB-LG Agreement, FGEB Co-Operation Agreement, Emperor's Delight Joint Venture Contract, Temco Option Agreement and Minco has agreed to assume all liabilities under such agreements and PCR has also agreed to sell to Minco all of the issued common shares of Temco owned by PCR, all on the terms and conditions hereinafter set forth.

J. PCR and Minco have entered into a confidentiality agreement dated January 2, 1996 (the "Confidentiality Agreement") relating to the confidentiality obligations as between each other regarding the exchange of information in contemplation of entering into this Agreement.


         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, and agreements herein contained, the parties hereto agree as follows:


1.       INTERPRETATION

1.1 In this Agreement and in the recitals and Schedules hereto, unless the context otherwise requires, the following expressions will have the following meanings:

         (a) "Act" means the Securities Act (British Columbia) and the Regulations and Rules passed thereunder, as amended from time to time;

         (b) "Chapuzi Agreement" means the agreement pursuant to which Minco holds an NCI (hereinafter defined) in the Chapuzi property;

         (c) "Closing Date" means the fifth business day following the date upon which Minco receives written notification from the Exchange that this Agreement has been accepted for filing.

         (d)      "Exchange" means the Vancouver Stock Exchange;

         (e) "PCR Agreements" means, collectively, the FGEB Co-operation Agreement, the Temco Option Agreement and the Emperor's Delight Joint Venture Contract;

         (f) "PCR Properties" means all of PCR's rights and interests in and to the Properties held pursuant to the PCR Agreements;

         (g) "Property" or "Properties" means a mineral property or properties in China by whatever instrument it may be held by any interest, contractual right, or other right to acquire an interest therein;

         (h) "NCI", with respect to a Property, means a direct or indirect interest in a Chinese mineral property which is available to be held by foreigners or non-Chinese entities under Chinese law including, without limitation, a share interest in a Chinese company which holds title to a Chinese mineral property, or a contractual right to acquire such share interest;

         (i) "Teck-Cominco Private Placement" means the agreement to be negotiated between Minco, Teck and Cominco whereby each of Teck and Cominco agree to subscribe for 1,250,000 treasury shares of Minco at a price of $0.80 per share; and

         (j) "Temco Shares" means 600 of the 1,000 fully paid and non-assessable issued common shares of Temco in the capital stock of Temco beneficially owned by PCR.

1.2      The following schedules are incorporated by reference into this
Agreement:

SCHEDULE    DESCRIPTION
--------    -----------

   A        the CB-LG Agreement
   B        the FGEB Co-operation Agreement
   C        the Emperor's Delight Joint Venture Contract
   D        the Temco Option Agreement
   E        the T-C Investment and Participation Agreement
   F        the Chapuzi Agreement
   G        Minco's Unaudited December 31, 1995 Financial Statements
   H        Minco's Material Liabilities
   I        Rights to acquire Securities in Minco
   J        Temco's Unaudited December 31, 1995 Financial Statement

SCHEDULE    DESCRIPTION
--------    -----------

   K        Temco's Material Liabilities
   L        Rights to acquire Securities in Temco
   M        Escrow Agreement
   N        Shareholders Agreement
   O        the Confidentiality Agreement
   P        PCR's third-party liabilities

2.       REPRESENTATIONS AND WARRANTIES

2.1      COMMON REPRESENTATIONS AND WARRANTIES

         Each of Minco and PCR represents and warrants to the other, as representations and warranties upon which each party has relied in entering into this Agreement, which will be true at the Closing Date, and which will survive the execution hereof, that:

         (a) it is a body corporate duly formed, organized and validly subsisting under the laws of its incorporating jurisdiction;

         (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

         (c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will be in violation of its constating documents, or conflict with, or will result the breach of, or accelerate the performance required by, any agreement to which it is a party and will not result in the creation or imposition of any lien, encumbrance or restrictions of any nature whatsoever in favour of a third party upon or against its assets;

         (d) it is resident in Canada within the meaning of the Income Tax Act (Canada); and

         (e) no proceedings are pending for, and neither party is aware of any basis for the institutions or any proceedings leading to is dissolution or its winding-up, or the placing or it into bankruptcy, or becoming subject to any other laws governing the affairs of insolvent persons.

2.2      MINCO'S REPRESENTATIONS AND WARRANTIES

         Minco represents and warrants to PCR, as representations and warranties upon which PCR has relied in entering into this agreement, which will be true at the Closing Date, and which will survive the execution hereof, that:

         (a) the authorized capital of Minco consists of 20,000,000 common shares of which 3,223,373 common shares are validly issued, fully-paid and non-assessable;

         (b) no finder's fees, commissions or financial service fees of any type whatsoever are payable by Minco in connection with transactions contemplated by this Agreement other than a finder's fee of up to 100,000 shares of Minco which may be paid to a third party;

         (c) the financial statements of Minco for the fiscal period ended December 31, 1995 attached hereto as Schedule "G" delivered to PCR present fairly, in all material respects, the financial position of Minco as at December 31, 1995 and the results of operations and the changes in financial position for the year then ended in accordance with Canadian generally accepted accounting principles applied on a consistent basis and do not omit to state any material fact that is required by generally accepted accounting principles, or by applicable law, to be stated or reflected therein, or which is necessary to make the statements contained therein not misleading;

         (d) since December 31, 1995, Minco has carried on its business in the ordinary and normal course of the routine daily affairs of such business. Since such date, there has been no material change in the business, operations, affairs or conditions of Minco, financial or otherwise, including, without limitation. any change arising as a result of any legislative or regulatory change, modification, revocation, or suspension or any material license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, expropriation, condemnation, act of God, or otherwise, except changes occurring in the ordinary course of the routine daily affairs of business, which changes have not materially adversely affected the organization, business, properties, prospects, or financial condition of Minco;

         (e) no order prohibiting the issue and sale of securities by Minco has been issued and no proceedings for this purpose have been instituted, are pending, or, to the knowledge or Minco, contemplated;

         (f) this Agreement and any statement furnished to PCR by, or on behalf of Minco, do not contain and will not contain an untrue statement of material fact or omit or will omit to state a material fact or circumstance necessary to make the statements contained herein or therein not misleading, or which may be material in PCR's decision to enter into this Agreement;

         (G) Minco owns, as of the date hereof, the NCI or has rights to acquire an NCI, in the Property as set out in the Chapuzi Agreement;

         (h) the Chapuzi Agreement is a valid and subsisting contract enforceable in accordance with its terms and Minco has not assigned, encumbered or otherwise disposed or any interest in such agreement to any third parties;

         (i) to the best of its knowledge, there are no adverse claims, challenges, actions, suits, disputes or proceedings regarding the Chapuzi Agreement, and there are no such claims pending, nor is there any basis therefor;

         (j) there are no material liabilities, contingent or otherwise, of Minco which are not disclosed in Schedule "H" attached hereto and Minco has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation other than as described in Schedule "H";

         (k) no person, other than PCR, or as set out in Schedule "I", has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

                  (i) to require Minco to issue any further or other shares in its capital or any security or other instrument convertible or exchangeable in to shares in its capital, or to convert or exchange any security or other instrument into, with or for shares in its capital;

                  (ii) for the issue or allotment of any of the authorized but unissued shares in its capital;

                  (iii) to require Minco to create any additional shares in its capital;

                  (iv) to require Minco to purchase, redeem, or otherwise acquire any of the issued and outstanding shares in its capital;

                  (v) to require Minco to distribute any or all of its assets, or to declare any dividends;

                  (vi) for the purchase of any assets or the acquisition or any interest in a Property, or an NCI; or

                  (vii) to purchase or otherwise acquire any securities or Minco;

         (l) the Purchased Shares (as hereinafter defined) to be issued to PCR pursuant to the provisions of paragraph 3, when issued, will be validly issued as fully paid and non-assessable and will be free of all resale restrictions other than any control block restrictions which may apply and the one-year hold period imposed by the Act;

         (m) Minco has the corporate power to own the assets owned by it and to carry out the business carried on by it and is duly registered and qualified to carry on business in British Columbia;

         (n) Minco is not indebted to any affiliate or director or officer of Minco other than is set out in the financial statements attached hereto as Schedule "G";

         (o) no dividends or other distribution of any shares in the capital of the Minco have been made, declared or authorized;

         (p) Minco has not entered into any material contracts, agreements, undertakings, or arrangements with third parties other as referred to herein;

         (q) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of Minco threatened against or affecting Minco at law or in equity or before or by any governmental agency or authority having jurisdiction;

         (r) Minco is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

         (s) all taxes, assessments, levies and other amounts which Minco is required by law to pay, withhold or collect, will have been duly paid, withheld or collected before the Closing Date; provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted;

         (t) no director of Minco is indebted or under obligation to Minco on any account whatsoever;

         (u) all material transactions of Minco have been promptly and properly recorded or filed in or with its respective books and records. The minute books of Minco contain all records of the meetings and proceedings of shareholders and directors thereof; and

         (v) the performance of this Agreement will not be in violation of the constating documents of Minco or of any agreement to which Minco is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by Minco and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of Minco.


2.3      PCR'S REPRESENTATIONS AND WARRANTIES

         PCR represents and warrants to Minco, as representations and warranties upon which Minco has relied in entering into this Agreement, which will be true at the Closing Date, and which will survive the execution hereof, that:

         (a) each of the PCR Agreements is a valid and subsisting contract enforceable in accordance with its terms and PCR has not assigned, encumbered or otherwise disposed of any interests in any of the PCR Agreements to any third parties;

         (b) Temco has the corporate power to own the assets owned by it and to carry out the business carried on by it and is duly registered and qualified to carry on business in the British Virgin Islands;

         (c) Temco is not indebted to PCR or any affiliate or director or officer of Temco other than is set out in the financial statements attached hereto as Schedule "J" ;

         (d) no dividends or other distribution of any shares in the capital of the Temco have been made, declared or authorized;

         (e) Temco has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business;

         (f) the business of Temco has been carried on in the ordinary course and the Company has not incurred new liabilities or entered into any transactions outside of the ordinary course of business of Temco since December 31, 1995;

         (g) the constating documents of Temco have not been altered since the incorporation of Temco;

         (h) Temco has not entered into any contracts, agreements, undertakings, or arrangements with third parties other than
                  (i) the Emperor's Delight Joint Venture Contract and a preliminary version of such agreement which was entered into as part of the process required to obtain approvals under Chinese Law (ii) extension agreement relating to the extension of the term of the FGEB Co-operation Agreement; and (iii) a directorship of a company incorporated under the laws of the British Virgin Islands;

         (i) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of PCR threatened against or affecting Temco at law or in equity or before or by any governmental agency or authority having jurisdiction;

         (j) Temco is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

         (k) neither PCR nor any director of Temco are indebted or under obligation to Temco on any account whatsoever except as provided in the Temco Option Agreement;

         (1) all material transactions of Temco have been promptly and properly recorded or filed in or with its respective books and records. The minute books of Temco contain all records of the meetings and proceedings of shareholders and directors thereof;

         (m) the performance of this Agreement will not be in violation of the constating documents of Temco or of any agreement to which Temco is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by PCR or Temco and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of Temco;

         (n) the authorized capital of Temco consists of 50,000 shares having a par value of US$1.00 each of which the Temco Shares and the 400 shares issued to Orient are the only shares that are issued and outstanding;

         (o) the Temco Shares are validly issued, fully-paid and non-assessable common shares not subject to any trading restrictions other than as set out in the constating documents of Temco, and the Shares represent the total issued and outstanding share capital of Temco;

         (p) no finder's fees, commissions or financial service fees of any type whatsoever are payable by Temco in connection with transactions contemplated by this Agreement;

         (q) the financial statements of Temco for the fiscal period ended December 31, 1995 attached hereto as Schedule "J" delivered to Minco present fairly, in all material respects, the financial position of Temco as at December 31, 1995 and the results of operations and the changes in financial position for the year then ended in accordance with Canadian generally accepted accounting principles applied on a consistent basis and do not omit to state any material fact that is required by generally accepted accounting principles, or by applicable law, to be stated or reflected therein, or which is necessary to make the statements contained therein not misleading;

         (r) since December 31, 1995, Temco has carried on its business in the ordinary and normal course of the routine daily affairs of such business. Since such date, there has been no material change in the business, operations, affairs or conditions of Temco, financial or otherwise, including, without limitation, any change arising as a result of any legislative or regulatory change, modification, revocation, or suspension or any material license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, expropriation, condemnation, act of God, or otherwise, except changes occurring in the ordinary course of the routine daily affairs of business, which changes have not materially adversely affected the organization, business, properties, prospects, or financial condition of Temco;

         (s) there are no material liabilities, contingent or otherwise, of Temco which are not disclosed in Schedule "K" attached hereto, and Temco has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation other than or described in Schedule "K";

         (t) no person, other than Minco, or as set out in Schedule "L", has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

                  (i) to require Temco to issue any further or other shares in its capital or any security or other instrument convertible or exchangeable in to shares in its capital, or to convert or exchange any security or other instrument into, with or for shares in its capital;

                  (ii) for the issue or allotment of any of the authorized but unissued shares in its capital;

                  (iii) to require Temco to create any additional shares in its capital;

                  (iv) to require Temco to purchase, redeem, or otherwise acquire any of the issued and outstanding shares in its capital;

                  (v) to require Temco to distribute any or all of its assets, or to declare any dividends;

                  (vi) for the purchase of any assets or the acquisition or any interest in a Property, or an NCI; or

                  (vii) to purchase or otherwise acquire any securities of Temco;

         (u) no order prohibiting the issue and sale of securities by Temco has been issued and no proceedings for this purpose have been instituted, are pending, or, to the knowledge of PCR, contemplated;

         (v) this Agreement and any statement furnished to Minco by, or on behalf of PCR and Temco, do not contain and will not contain an untrue statement of material fact or omit or will omit to state a material fact or circumstance necessary to make the statements contained herein or therein not misleading, or which may be material in Minco's decision to enter into this Agreement;

         (w) PCR or Temco owns, as of the date hereof, the NCI, or has rights to acquire an NCI, in Property as set out in the PCR Agreements;

         (x) to the best of its knowledge, there are no adverse claims, challenges, actions, suits, disputes or proceedings regarding the PCR Agreements, and there are no such claims pending, nor is there any basis therefor.


2.4 The representations, warranties, covenants and agreements by each of the parties contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the date of Closing of this Agreement as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or inquiries made by a party prior to the execution of this Agreement or the waiver of any condition by such party, the representations, warranties, covenants and agreements of the other party shall survive the execution and Closing of this Agreement and notwithstanding the purchase and sale herein provided for, shall continue in full force and effect.

2.5 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of the PCR Agreements and the Temco Shares by Minco, and each of Minco and PCR will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Minco or PCR, as the case may be, and contained in this Agreement.


3.      ASSIGNMENT OF PCR AGREEMENTS
        AND TRANSFER OF TEMCO SHARES

3.1 Upon and subject to the terms and conditions of the Agreement, PCR hereby agrees to sell, transfer and assign to Minco and Minco agrees to purchase from PCR the PCR Properties and the Temco Shares. Without limiting the generality of the foregoing, as part of such sale, transfer and assignment, PCR agrees to assign to Minco all its rights and interests in and to each of the PCR Agreements and Minco Agrees to assume all liabilities under the PCR Agreements.

3.2 The purchase price to be paid by Minco for the PCR Properties and the Temco Shares (the "Purchase Price") will be:

        (a) the allotment and issuance to PCR of Seven Million Two Hundred and Eighty Thousand (7,280,000) common shares of Minco (the "Purchased Shares"). The parties acknowledge and agree that the total number of such shares to be issued is to be equal to approximately two-thirds (2/3) of the total number of shares of Minco outstanding on a fully-diluted basis as at the date of this Agreement and before giving effect to the Teck-Cominco Private Placement. Such Purchased Shares shall comprise:

                (i) Two Million Four Hundred Thousand (2,400,000) free-trading shares (the "Free Trading Shares") having a deemed value of $0.97 per share. These Free Trading Shares will be subject to the restrictions set out in section 8.1(f) herein. The parties acknowledge and agree that the number of Free Trading Shares to be issued to PCR hereunder is to be based upon the value of the interest in the Emperor's Delight Property which may be earned by PCR pursuant to the Emperor's Delight Joint Venture Contract; and

                (ii) Four Million Eight Hundred and Eighty Thousand (4,880,000) escrow shares (the "Escrow Shares"). These Escrow Shares will be subject both to the restrictions set out in section 8.1(f) herein and to the terms and conditions of an escrow agreement in the form attached hereto as Schedule "M" (the "Escrow Agreement") and such Escrow Shares may be released from escrow only in accordance with the provisions of the Escrow Agreement and of this Agreement; and

        (b) the assumption by Minco of PCR's liabilities to third parties as are set out in Schedule "P" attached hereto.

3.3 PCR acknowledges that it may be required to execute and deliver such other documents as may reasonably be requested by Minco in order to obtain necessary regulatory approval of the transactions herein contemplated and PCR hereby agrees to execute and deliver any and all such documents forthwith at such request of Minco.

3.4 Subject to section 5.1 herein, following the execution of this Agreement by both parties, Minco will submit this Agreement to the Exchange and request the acceptance for filing hereof and the purchase of the PCR Properties and Temco Shares. Thereafter, both parties will diligently pursue obtaining such acceptance for filing and regulatory approval and comply with all reasonable requests of the Exchange in connection therewith, but neither party will, in any event, be liable for failure to obtain such acceptance or approval. Each party will cooperate with the other as reasonably necessary to secure such acceptance for filing and other required approvals.

3.5 PCR acknowledges that the Purchased Shares to be allotted and issued to it hereunder pursuant to exemptions from the registration and prospectus requirements of the Act, and acknowledges, confirms to and covenants with Minco that:

        (a) it will comply with all requirements of applicable securities legislation in connection with the issuance to it of the Shares and the resale of the Shares including, without limitation, entering into the Escrow Agreement if required; and

        (b) it is not entering into this Agreement as result of any material information about the affairs of Minco that, to its knowledge, has not been publicly disclosed.


4.      RELEASE OF ESCROW SHARES

4.1 The Escrow Shares issued to PCR hereunder shall be released to PCR on the following basis:

        (a) one escrow share for each $0.97 in the value of the interests to be acquired by Minco from PCR hereunder in any of the PCR Properties, based on a valuation report to be prepared by a qualified independent consultant, less any expenditures required to be made by Minco, pursuant to the PCR Agreements or otherwise, in order to earn its interests in such Properties; provided that all required Chinese governmental approvals in order to perfect the interests to be acquired by Minco hereunder have been obtained for each of the Properties that are the subject of the valuation report;

        (b) one escrow share for each $0.97 in the value of the interest in any New Projects (as defined in paragraph 6 herein) acquired by Minco pursuant to this Agreement or the T-C Investment Participation Agreement, such value to be determined on the same basis and subject to the same provisions as described in sub-paragraph 4.1(a) above, mutatis mutandis;

        (c) one Escrow Share for every $1.81 expended by Minco, PCR, Teck, Cominco, Temco or any other third party expending monies (including PCR's joint venture partner in Temco, Orient) or on exploration and development of the PCR Properties or of any New Projects acquired by Minco pursuant to this Agreement or the T-C Investment and Participation Agreement, exclusive of general and administrative expenses, determined in accordance with the provisions applicable to natural resources issuers under Local Policy Statement #3-07 of the British Columbia Securities Commission; and

        (d) one Escrow Share for every $0.97 in cumulative Cash Flow, as hereinafter defined, from the operations of Minco on the PCR Properties and any New Projects as defined in paragraph 6 herein and as determined in accordance with generally accepted accounting principals and by reference to Minco's annual audited financial statements, provided that each PCR Property and each New Project will be considered separately without taking into account any negative cash flow that may exist in any other PCR Property or New Project.

4.2 For the purposes of subparagraph 4.1(d) herein, Cash Flow means net profit for a fiscal year of Minco adjusted for the following add backs: depreciation, amortization of goodwill, deferred income taxes, and amortization of research and development costs, plus any other capitalization charges as may be permitted by the Exchange. Cumulative Cash Flow, less any amounts used in prior Escrow Share releases pursuant to subparagraph 4.1(d), divided by $0.97 per share, equals the total number of Escrow Shares which may be released in any twelve-month period. During the currency of the Escrow Agreement, Minco shall determine (i) the cumulative Cash Flow commencing after the Closing Date (as defined in paragraph 1.1 herein), (ii) the total exploration and development expenditures on the Properties pursuant to subparagraph 4.1(c), and
(iii) the number of Escrow Shares available for release to PCR, within One Hundred Twenty (120) days from each fiscal year end of Minco.

4.3 Minco shall file its annual audited financial statements, prepared in accordance with generally accepted accounting principles, with the Exchange and the number of Escrow Shares to be released from escrow to PCR at any time shall be subject to the prior written consent of the Exchange. Notwithstanding the foregoing, in the event that not all of the Escrow Shares are released to PCR within Ten (10) years of the Closing Date, as hereinafter defined, any Escrow Shares not released shall be forfeited by PCR and cancelled and Minco shall have no further obligation or liability to PCR with respect to such Escrow Shares. For greater certainty the Escrow Shares shall not be forfeited for any reason other than the expiration of the aforementioned Ten (10) year period.

5.       CONDITIONS PRECEDENTS

5.1 This Agreement and the obligations of each party are in each case subject to each of the following occurring on or before ten (10) days next following the date on Which this Agreement is executed:

         (a)      the acceptance for filing of this Agreement by the Exchange;

         (b) the execution of an investment and participation agreement between Minco, Teck and Cominco under which Minco will have rights and obligations substantially the same as those of PCR under the T-C Investment and Participation Agreement;

         (c) the execution of a subscription agreement between Minco, Teck and Cominco relating to the Teck-Cominco Private Placement, unless already included in the investment and participation agreement referred to in section 5.1(b) above;

         (d) all representations and warranties of each party made to the other in this Agreement, or in any written statement delivered by each party to the other under this Agreement, are true at the Closing Date;

         (e) each of the covenants and agreements of, conditions imposed upon, and the deliveries set out herein, to be made, satisfied, or compiled with by each party in favour of the other on or before the Closing Date has been fully performed, satisfied and complied with in all respects on or before the Closing Date; and

         (f) the execution by PCR of the T-C Investment and Participation Agreement.

5.2 If the conditions set out in section 5.1 herein are not satisfied on or before the date which is ten (10) days next following the date on which this Agreement is executed, either party may, in its sole discretion, terminate this Agreement at any time thereafter whereupon neither party shall have any further obligation to the other party under this Agreement.

5.3 This Agreement shall also be subject to PCR making available to Minco of the following on or before the Closing Date:

         (a) all non-public data, agreements, evaluations, professional reports and other information in the possession or control of PCR with respect to the PCR Properties;


         (b) written consent of Baiyin to the assignment of the CB-LG Agreement hereunder.

5.4 PCR agrees to diligently pursue obtaining the written consent required pursuant to section 5.3(b) hereunder, but PCR will in no event be liable for failure to obtain such written consent.

6.      EXCLUSIVE RIGHT OF ACQUISITION

6.1 For a period of time commencing on the date of this Agreement and expiring on March 1, 2000, Minco shall have the exclusive right to acquire from PCR, at cost and in the manner hereinafter described (the "Right of Acquisition") all right, title and interest in and to any new base or precious metal Property which PCR identifies and in respect to which PCR has acquired an NCI (a "New Property") or in respect to which PCR has a reasonable expectation of acquiring an NCI. The Right of Acquisition may be extended beyond March 1, 2000 upon agreement of the parties hereto.

6.2 Upon identification of a New Property, PCR shall deliver a notice to Minco providing reasonable details regarding the New Property, including a description of the NCI acquired or to be acquired by PCR therein, which notice shall be accompanied by copies of all documentation in the possession of PCR regarding the New Property, including but not limited to all underlying agreements and geological reports regarding the New Property (the "New Property Notice") Minco and PCR shall thereupon enter into a separate confidentiality agreement relating to such New Property.

6.3 Upon receipt of the New Property Notice and in the event Teck and Cominco have not yet exercised their "Earn-in Rights" in respect to two NCI's, as defined in the T-C Investment and Participation Agreement, Minco shall forthwith provide a complete copy of the New Property Notice to Teck and Cominco in accordance with the provisions of Part 6 of the T-C Investment and Participation Agreement, with a request that Teck and Cominco determine whether the New Property is one that should be governed by the T-C Investment and Participation Agreement.

6.4 In the event that after receiving a complete copy of the New Property Notice Teck and Cominco determine that the New Property is one that should be governed by the T-C Investment and Participation Agreement, then Minco shall be deemed to have exercised the Right of Acquisition and PCR shall be deemed to have assigned all its right, title and interest in the New Property to Minco.

6.5 In the event that Teck and Cominco determine that the New Property is not one that should be governed by the T-C Investment and Participation Agreement or in the event that Teck and Cominco have exercised their "Earn-in Rights" in respect to two NCI's, as defined in the T-C Investment and Participation Agreement, then Minco shall, as soon as practicable following the determination of Teck and Cominco, if applicable, but in any event not later than 30 days following receipt of the New Property Notice by Minco notify PCR in writing of its decision to either exercise or decline to exercise its Right of Acquisition.

6.6 If Minco elects not to exercise its Right of Acquisition, PCR will be free to deal with the New Property as it sees fit, and the Property shall thereafter not be subject to this Agreement. Failure by Minco to notify PCR of its election within the time limit in section 6.5 will be deemed to be an election that Minco has declined to exercise the Right of Acquisition.

6.7 If Minco elects or is deemed to have elected to exercise its Right of Acquisition in respect to a New Property, PCR shall assign all its right, title and interest in the New Property to Minco. PCR shall thereafter provide Minco with copies of all documentation reasonably necessary to substantiate PCR's out-of-pocket costs in respect to the acquisition of its interests in such New Property and Minco shall forthwith upon receipt of such documentation reimburse PCR for all such out-of-pocket costs and in addition, Minco shall be responsible for payment of any finder fees, commissions or other payments due to third parties in connection with the acquisition of the New Property, the payment of which are in accordance with regulatory requirements and have been approved by Minco's board of directors. PCR furthermore agrees to execute and deliver to Minco any and all documentation reasonably necessary to perfect such the assignment of its interests in the New Property to Minco and to provide to Minco all such reasonable assistance that Minco may require to secure the Property and the NCI therein.

6.8 The rights of acquisition held by Minco under section 6 herein shall be subject to any prior rights that Teck and Cominco may have under the T-C Investment and Participation Agreement.

7.      MINCO BOARD APPOINTMENTS

7.1 The parties agree that forthwith upon execution of this Agreement, Minco shall take such steps as are necessary to change the constitution of the board of directors of Minco in accordance with the Shareholders Agreement attached hereto as Schedule "N".

8.      CLOSING

8.1     On the Closing Date, the following events shall occur:

        (a) Minco shall deliver to PCR a copy of the Exchange letter of acceptance in respect to this Agreement;

        (b) PCR shall deliver to Minco a deed of assignment in respect to each of the PCR Agreements;

        (c) PCR shall deliver to Minco the Temco Shares duly endorsed for transfer, and make adequate provision for transfer of control of all corporate records, registers and documents of Temco, including the minute book and corporate seal of Temco;

        (d) PCR shall cause to be delivered to Minco a legal opinion from a qualified British Virgin Islands lawyer that the Temco Shares were legally created, and are fully paid and non-assessable; and that Temco has taken all necessary corporate actions to authorize and approve the transfer of the Temco Shares to Minco, and that the transfer will not breach or cause a breach of any terms of the constating documents of Temco;

        (e) Each of Minco and PCR shall execute and deliver to one another the Escrow Agreement;

         (f) Minco shall issue to PCR certificates representing the Free Trading Shares and Escrow Shares, which certificates will be endorsed with a legend indicating that they are held subject to the one year hold period imposed by the Act and, in the case of the Escrow Shares, that such shares may only be traded in accordance with the terms of the Escrow Agreement;

         (g) Minco and PCR shall cause the Shareholders Agreement (as defined by paragraph 7.1 herein), fully executed, to be delivered to one another;

         (h) Minco shall cause to be delivered to PCR a legal opinion from a qualified British Columbia lawyer that the Free Trading and Escrow Shares were legally created, and are fully paid and non-assessable; and that Minco has taken all necessary corporate actions to authorize the issuance of the Free Trading Escrow Shares to PCR, and that the transfer will not breach or cause a breach of any terms of the constating documents of Minco;

         (i)      The Teck-Cominco Private Placement shall be completed: and

         (j) The payment by Minco to PCR of PCR's third party liability as set out in Schedule "P".


9.       NOTICE

9.1 Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex. telecommunication or other similar form of communication, in each case addressed as follows:

                  (a)      if to Minco at:

                  Minco Mining and Metals Corporation
                  Suite 1870, 401 W. Georgia Street
                  Vancouver, B.C.
                  V6B 5A1
                  Fax No.: 1-604-688-8030
                  Attention: Mr. Peter Tsaparas, Chairman & C.E.O.


                  (b)      if to PCR at:

                  Pacific Canada Resources Inc.
                  Suite 7000, 350 Bay Street
                  Toronto, Ontario
                  M5H 2S6
                  Fax No.: 1-416-368-2579
                  Attention: Mr. Ken Z. Cai, Managing Director

9.2 Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received and, if sent by fax, be deemed to have been given or received on the next business day of the recipient party following the date on which it was so sent.

9.3 Any party may at any time give to the other, notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

10.     GENERAL
        -------

10.1 This Agreement, other than the Confidentiality Agreement, constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein. For greater certainty, the parties agree that, if this Agreement is terminated for any reason, the Confidentiality Agreement will not be terminated and the rights and obligations set out therein will continue to be in effect.

10.2 The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

10.3 The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

10.4 All references to monies hereunder will be in Canadian funds. All payments to be made to any party hereunder will be made by cash, certified cheque or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such part at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

10.5 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.6 This Agreement may be signed by facsimile and in one or more counterparts and signed counterpart copies, when read together, shall be irrevocably deemed to constitute a single binding Agreement signed by both parties.

10.7 This Agreement will be governed and interpreted in accordance with the laws of British Columbia (except for its conflict of laws provisions) and the laws of Canada applicable therein. All actions arising from this Agreement will be commenced and prosecuted in the courts of British Columbia, and the parties hereby attorn to the jurisdiction thereof.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THE CORPORATE SEAL OF MINCO                        )
MINING AND METALS CORPORATION                      )
was hereunto affixed in the presence of:           )
                                                   )
                                                   )
/s/                                                )
_______________________________________            )                         C/S
Authorized Signatory                               )
                                                   )
                                                   )
/s/                                                )
_______________________________________            )
Authorized Signatory                               )




THE CORPORATE SEAL OF PACIFIC                      )
CANADA RESOURCES INC. was hereunto                 )
affixed in the presence of:                        )
                                                   )
                                                   )
/s/                                                )
_______________________________________            )                         C/S
Authorized Signatory                               )
                                                   )
                                                   )
/s/                                                )
_______________________________________            )
Authorized Signatory                               )

             THIS IS SCHEDULE "A" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                 BETWEEN MINCO MINING AND METALS CORPORATION AND
                          PACIFIC CANADA RESOURCES INC.



                               The CB-LG Agreement

                                (LETTER OF INTENT
         REGARDING THE DEVELOPMENT OF THE LIJIAGOU LARGE Pb-Zn DEPOSIT)

The parties acknowledge having received a copy of the above-referenced agreement.

             THIS IS SCHEDULE "B" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                 BETWEEN MINCO MINING AND METALS CORPORATION AND
                          PACIFIC CANADA RESOURCES INC.


                         The FGEB Co-Operation Agreement

                        (COOPERATION AGREEMENT REGARDING
                       CERTAIN MINERAL DEPOSIT PROPERTIES)

The parties acknowledge having received a copy of the above-referenced agreement.

             THIS IS SCHEDULE "C" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                BETWEEN MINCO MINING AND METALS CORPORATION, AND
                          PACIFIC CANADA RESOURCES INC.

                  The Emperor's Delight Joint Venture Contract

         (GEOEXPLORATION CORPORATION OF THE FIRST GEOEXPLORATION BUREAU and TRIPLE EIGHT MINERAL CORPORATION - JOINT VENTURE AGREEMENT)

The parties acknowledge having received a copy of the above-referenced agreement.

             THIS IS SCHEDULE "D" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                BETWEEN MINCO MINING AND METALS CORPORATION, AND
                          PACIFIC CANADA RESOURCES INC.


                           The Temco Option Agreement


           (ORIENT GOLD MINES LTD. and PACIFIC CANADA RESOURCES INC. -
                               HEADS OF AGREEMENT)

The parties acknowledge having received a copy of the above-referenced agreement.

             THIS IS SCBEDULE "E" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                BETWEEN MINCO MINING AND METALS CORPORATION, AND
                          PACIFIC CANADA RESOURCES INC.

                 The T-C Investment and Participation Agreement

The parties acknowledge having received a copy of the above-referenced agreement.

             THIS IS SCHEDULE "F" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                BETWEEN MINCO MINING AND METALS CORPORATION, AND
                          PACIFIC CANADA RESOURCES INC.


                              The Chapuzi Agreement


                        (SUPPLEMENTARY AGREEMENT BETWEEN
                       MINCO MINING AND METALS CORPORATION
                                       and
                SICHUAN BUREAU OF GEOLOGY AND MINERAL RESOURCES)


The parties acknowledge having received a copy of the above-referenced agreement.

             THIS IS SCHEDULE "G" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                 BETWEEN MINCO MINING AND METALS CORPORATION AND
                          PACIFIC CANADA RESOURCES INC.








                      MINCO MINING AND METALS CORPORATION
                      Financial Statements
                      December 31, 1995


                      Index

                      Auditors' Report
                      Balance Sheet
                      Statement of Loss and Deficit
                      Statement of Changes in Financial Position
                      Notes to Financial Statements

AUDITOR'S REPORT

To the Shareholders of

MINCO MINING AND METALS CORPORATION

We have audited the balance sheets of Minco Mining and Metals Corporation as at December 31, 1995 and 1994 and the statements of loss and deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1995 and 1994 and the results of its operations and changes in its financial position for the years then ended in accordance with generally accepted accounting principles.

Vancouver, Canada
February 12, 1996                                        Chartered Accountants

DRAFTED ON FEB. 16/96

MINCO MINING AND METALS CORPORATION

Balance Sheet
December 31, 1995

--------------------------------------------------------------------------------
                                                     1995            1996
--------------------------------------------------------------------------------
ASSETS

Current
  Cash                                          $   229,304     $   137,437
  Marketable securities                                  --             600
  Refundable tax credits                              2,680           1,989
--------------------------------------------------------------------------------
                                                    231,984         140,026

Resource interests (Note 2)                             100              --

Capital assets (Note 3)                              25,102              --
--------------------------------------------------------------------------------
                                                $   257,186     $   140,026
================================================================================
LIABILITIES

Current
  Accounts payable and accrued liabilities      $    27,908     $    10,550
  Management fees payable                            12,000          48,000
  Due to a director                                  60,000              --
--------------------------------------------------------------------------------
                                                     99,908          58,550
--------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY

Share capital (Note 4)                             3,026,474      2,526,474

Deficit                                           (2,869,196)    (2,444,998)
--------------------------------------------------------------------------------
                                                     157,278         81,476
--------------------------------------------------------------------------------
                                                 $   257,186    $   140,026
================================================================================


Approved by the Directors:
                            --------------------------   ----------------------
                            Director                     Director

DRAFTED ON FEB. 16/96

MINCO MINING AND METALS CORPORATION

Statement of Loss and Deficit
Year Ended December 31, 1995

--------------------------------------------------------------------------------
                                                    1995             1994
--------------------------------------------------------------------------------
Revenue
  Interest income                               $     8,754      $     2,795
  Gain on sale of marketable securities                 535               --
--------------------------------------------------------------------------------
                                                      9,289            2,795
--------------------------------------------------------------------------------
Expenses
  Accounting and audit                               21,830           11,958
  Amortization                                        3,587               --
  Bank charges                                          852              230
  Filing fees                                         7,840            4,171
  Investor relations                                 19,863            3,683
  Legal                                              18,409            4,746
  Management and consulting fees                     45,684           24,000
  Office                                             19,625            1,075
  Property investigation                            146,081           51,287
  Rent                                               38,443               --
  Salaries and benefits                              57,621               --
  Telephone                                          15,678               --
  Transportation                                     11,200               --
  Transfer agent                                      4,392            4,119
  Travel and conference                              22,382               --
--------------------------------------------------------------------------------
                                                    433,487          105,269
--------------------------------------------------------------------------------
Net loss for the year                              (424,198)        (102,474)

Deficit, beginning of year                       (2,444,998)      (2,342,524)
--------------------------------------------------------------------------------
Deficit, end of year                            $(2,869,196)     $(2,444,998)
================================================================================
Loss per share                                       $(0.17)          $(0.04)
================================================================================

DRAFTED ON FEB. 16/96

MINCO MINING AND METALS CORPORATION

Statement of Changes in Financial Position
Year Ended December 31, 1995

----------------------------------------------------------------------------------
                                                           1995            1994
----------------------------------------------------------------------------------
Cash provided by (used for) operating activities
  Net loss for the year                                 $(424,198)      $(102,474)
  Item not involving cash:
  -amortization                                             3,587              --
----------------------------------------------------------------------------------
                                                         (420,611)       (102,474)
  Net change in non-cash working capital                   41,267          91,705
----------------------------------------------------------------------------------
                                                         (379,344)       ( 10,769)
----------------------------------------------------------------------------------
Cash provided by financing activities
  Proceeds from issuance of shares                        500,000         110,000
----------------------------------------------------------------------------------
Cash provided by investing activities
  Acquisition of capital assets                           (28,689)             --
  Acquisition of resource interests                          (100)             --
----------------------------------------------------------------------------------
                                                          (28,789)             --
----------------------------------------------------------------------------------
Increase in cash position                                  91,867          99,231

Cash position, beginning of year                          137,437          38,206
----------------------------------------------------------------------------------
Cash position, end of year                              $ 229,304       $ 137,437
==================================================================================

DRAFTED ON FEB. 16/96

MINCO MINING AND METALS CORPORATION

Notes to Financial Statements
December 31, 1995
--------------------------------------------------------------------------------


1.      Significant Accounting Policies

        a)      Capital Assets
                --------------

                Amortization is provided on a declining-balance basis as follows:

                        Computer equipment                      30% per annum
                        Office equipment and furniture          20% per annum

        b)      Resource Interests
                ------------------

                The Company follows the policy of deferring all acquisition, exploration and development costs relating to the resource interests. These costs will be amortized against revenue from future production or written off if the interest is abandoned or sold. At the present time, management has determined each project to be a cost centre.

                Depletion of cost capitalized on projects put into commercial production will be recorded using the unit-of-production method when estimated proven reserves are determined.

                The amounts shown for resource interests represent acquisition and exploration costs incurred to date less recoveries, and do not necessarily reflect present or future values.

                The Company does not resource the estimated costs of maintaining its resource interest in good standing.

        c)      Option Agreements
                -----------------

                From time to time, the Company may acquire or dispose of properties pursuant to the terms of option agreements. Due to the fact that options are exercisable entirely at the discretion of the optionee, the amounts payable or receivable are not recorded. Option payments are recorded as resource property costs or recoveries when the payments are made or received.

MINCO MINING AND METALS CORPORATION

Notes to Financial Statements
December 31, 1995
--------------------------------------------------------------------------------


2.      Resource Interest

        The Company has entered into a joint venture agreement with the Sichuan Bureau of Geology and Mineral Resources ("SBGMR"). SBGMR is the holder of exploration rights to the Chapuzi Gold Deposit in Sichuan Province, China.

        Pursuant to the agreement, the Company shall have the right to earn a 51% interest by spending CDN$5 million on exploration and development.

        To date the Company has incurred $138,304 in connection with the investigation and signing of the joint venture agreement. These costs have been expensed together with other property investigation.

        The resource interest is carried at a minimal amount of $100.

3.      Capital Assets

                                        1995                               1994
                        ---------------------------------------        --------
                                       Accumulated     Net book        Net book
                           Cost       amortization        value           value
--------------------------------------------------------------------------------
Computer equipment      $14,358         $2,154          $12,204         $
Office equipment and
furniture                14,331          1,433           12,898
--------------------------------------------------------------------------------
                        $28,689         $3,587          $25,102         $
================================================================================


4.      Share Capital

        a)      Authorized: 20,000,000 common shares without par value.

        b)      Issued:

                                                            Shares        Amount
--------------------------------------------------------------------------------
                Balance, December 31, 1993               1,785,873    $2,416,474

                Issued pursuant to exercise of
                warrants at $0.22 per share                500,000       110,000
--------------------------------------------------------------------------------

                Balance, December 31, 1994               2,285,873     2,526,474

                Issued pursuant to a private placement     500,000       500,000
--------------------------------------------------------------------------------

                Balance, December 31, 1995               2,785,873    $3,026,474
================================================================================

MINCO MINING AND METALS CORPORATION

Notes to Financial Statements
December 31, 1995
--------------------------------------------------------------------------------


4.      Share Capital (continued)

        c) 125,000 of the shares are held in escrow, the release of which is subject to the direction of the regulatory authorities.

        d) The Company has granted incentive stock options to directors and employees for 156,750 shares exercisable at $1.00 per share, expiring June 2, 2000.

        e) The Company has agreed to issue 437,000 additional escrow shares to its directors at $0.01 per share. These shares were issued subsequent to the year-end.

        f) The Company has agreed to issue, subject to regulatory approval, 200,000 shares as finder's fees in connection with the joint-venture as described in Note 2.

5.      Remuneration of Directors and Senior Officers

        During the year, the Company paid or accrued the following expenses to its directors:

                Accounting - $10,400

                Management and consulting fees - $45,684

                Salaries - $33,000

             THIS IS SCHEDULE "H" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                 BETWEEN MINCO MINING AND METALS CORPORATION AND
                          PACIFIC CANADA RESOURCES INC.




                          Minco's Material Liabilities


None other than as disclosed in Minco's financial statements for the year ended December 31, 1995 which are attached to this Agreement as Schedule "G".

             THIS IS SCHEDULE "I" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                BETWEEN MINCO MINING AND METALS CORPORATION AND
                          PACIFIC CANADA RESOURCES INC.

RIGHTS TO ACQUIRE SECURITIES IN MINCO

1. incentive stock options for an aggregate of 156,750 common shares, still subject to the approval of the Exchange, and exercisable until June 2, 2000 at a price of $1.00 per share;

2. an aggregate 60,241 additional performance escrow shares to be issued to certain principals of Minco pursuant to the policies of the Exchange, the issuance of which remains subject to the approval of the Exchange; and

3. 200,000 finders fee shares to be issued to December Inc. pursuant to a Finders Fee Agreement dated as of December 11, 1995 made between December Inc. and Minco, the issuance of which remains subject to the approval of the Exchange;

     THIS IS SCHEDULE "J" OF THE ASSIGNMENT OF CONTRACTS AND SHARE PURCHASE AGREEMENT DATED FEBRUARY 19, 1996 BETWEEN MINCO MINING AND METALS CORPORATION
                       AND PACIFIC CANADA RESOURCES INC.


                     TEMCO'S UNAUDITED FINANCIAL STATEMENTS
                             DATED DECEMBER 31, 1995

                        TRIPLE EIGHT MINERAL CORPORATION

                             BALANCE SHEET (U.S.$)

                            As At December 31, 1995


                                      ASSET
PREPAID EXPENSE                                                       $  28,635
                                                                      ---------

                                    LIABILITY

DUE TO PACIFIC CANADA RESOURCES INC.                                  $  61,751
                                                                      ---------


                              SHAREHOLDER'S EQUITY

CAPITAL STOCK                                                             1,000

CONTRIBUTED SURPLUS                                                     377,025

DEFICIT                                                                (411,141)
                                                                       --------
                                                                        (33,116)
                                                                       --------

                                                                       $ 28,635
                                                                       ========

                        TRIPLE EIGHT MINERAL CORPORATION

                      STATEMENT OF LOSS AND DEFICIT (U.S.$)

                               FOR THE PERIOD FROM
                     SEPTEMBER 13, 1995 TO DECEMBER 31, 1995




EXPENSES
   China negotiations                                                   $303,698
   Geological                                                             61,797
   General and administrative                                             37,037
   Incorporation cost                                                        850
   Professional fees                                                       7,759
                                                                        --------

NET LOSS, being DEFICIT, end of period                                  $411,141
                                                                        ========

             THIS IS SCHEDULE "K" OF THE ASSIGNMENT OF CONTRACTS AND
       SHARE PURCHASE AGREEMENT (THE "AGREEMENT") DATED FEBRUARY 19, 1996
                   BETWEEN MINCO MINING AND METALS CORPORATION
                        AND PACIFIC CANADA RESOURCES INC.

                          TEMCO'S MATERIAL LIABILITIES


NOTES:

The only material liabilities of Temco are:

1. those liabilities imposed upon all corporations incorporated in the British Virgin Islands under the relevant governing legislation;

2. those as are set out in its financial statements dated December 31, 1995 which are attached to this Agreement as Schedule "J"; and

3.       those as are set out in the Emperor's Delight Joint Venture Contract.

         THIS IS SCHEDULE "L" OF THE ASSIGNMENT OF CONTRACTS AND SHARE PURCHASE AGREEMENT DATED FEBRUARY 19, 1996 BETWEEN MINCO MINING AND METALS CORPORATION AND PACIFIC CANADA RESOURCES INC.

                     RIGHTS TO ACQUIRE SECURITIES IN TEMCO

NOTES:

1.   No third party has any rights to acquire securities in Temco.

            THIS IS SCHEDULE "M" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                BETWEEN MINCO MINING AND METALS CORPORATION AND
                         PACIFIC CANADA RESOURCES INC.

                                ESCROW AGREEMENT
                                ----------------

        THIS AGREEMENT is dated for reference the ___ day of February, 1996 and made AMONG:

        MONTREAL TRUST COMPANY OF CANADA, of 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

        (the "Escrow Agent")

AND:

        MINCO MINING AND METALS CORPORATION, a company validly subsisting under the laws of British Columbia with an office at Suite 1870, 401 West Georgia Street, Vancouver, British Columbia, V6B 5A1

        (the "Issuer")

AND:

        PACIFIC CANADA RESOURCES INC., a company validly subsisting under the laws of Ontario with an office at 350 Bay Street, 7th Floor, Toronto, Ontario, M5H 2S6

        ("PCR")

        WHEREAS PCR has acquired or is about to acquire 4,880,000 escrow shares of the Issuer pursuant to an Assignment of Contracts and Share Purchase Agreement between the Issuer and PCR dated February ___, 1996 (the "Assignment Agreement") as more particularly described in Schedule "A" attached hereto:

        AND WHEREAS the Escrow Agent has agreed to act as escrow agent in respect of the shares upon the acquisition of the shares by PCR;

        NOW THEREFORE in consideration of the covenants contained in this Escrow Agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1.      INTERPRETATION

        In this Escrow Agreement:

         (a)      "EXCHANGE" means the Vancouver Stock Exchange;

         (b) "EXECUTIVE DIRECTOR" means the Executive Director of the British Columbia Securities Commission appointed under the Act; and

         (c) "EXECUTIVE DIRECTOR OR THE EXCHANGE" means the Executive Director, if the shares of the Issuer are not listed on the Exchange, or the Exchange, if the shares of the Issuer are listed on the Exchange.

         (d) "SHARES" means the shares to be issued under escrow pursuant to the Assignment Agreement and described in Schedule "A" attached hereto;

2.       PLACEMENT OF SHARES IN ESCROW

         PCR shall place the Shares in escrow with the Escrow Agent and shall deliver the certificates representing the Shares to the Escrow Agent as soon as practicable.

3.       VOTING OF SHARES IN ESCROW

         Except as provided by section 4(a), PCR may exercise all voting rights attached to the Shares.



4.       WAIVER OF SHAREHOLDER'S RIGHTS

         PCR waives the rights attached to the Shares:

         (a) to vote the Shares on a resolution to cancel any of the Shares in accordance with section 7 of this Agreement,

         (b)      to receive dividends, and

         (c) to participate in the assets and property of the Issuer on a winding up or dissolution of the Issuer.

5.       TRANSFER WITHIN ESCROW

         (a) PCR shall not transfer any of the Shares except with the consent of the Executive Director or the Exchange.

         (b) The Escrow Agent shall not effect a transfer of the Shares within escrow unless the Escrow Agent has received;

                  (i) a copy of an acknowledgment agreeing to be bound by the terms of this Escrow Agreement executed by the person to whom the Shares are to be transferred, and

                  (ii) a letter from the Executive Director or the Exchange consenting to the transfer.

         (c) Upon the insolvency or bankruptcy of PCR, the Escrow Agent shall hold the Shares subject to this Escrow Agreement for the person that is legally entitled to become the registered owner of the Shares.


6.       RELEASE FROM ESCROW

         (a) PCR irrevocably directs the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to subsection (b), or surrendered for cancellation pursuant to section 7, of this Agreement.

         (b) The Escrow Agent shall not release the Shares from escrow unless PCR and the Issuer have complied with the provisions of section 4 of the Assignment Agreement and the Escrow Agent has received a letter from the Executive Director or the Exchange consenting to the release.

         (c) The approval of the Executive Director or the Exchange to a release from escrow of any of the Shares shall terminate this Escrow Agreement only in respect of the Shares so released.

7.       SURRENDER FOR CANCELLATION

         In the event of the cancellation of the Shares pursuant to the terms of section 4.3 of the Assignment Agreement, PCR shall surrender the Shares and the Escrow Agent shall deliver the certificates representing the Shares to the Issuer for cancellation.


8.       AMENDMENT OF AGREEMENT

         This Escrow Agreement may be amended only by a written agreement among the Parties and with the written consent of the Executive Director or the Exchange.


9.       INDEMNIFICATION OF ESCROW AGENT

                  The issuer and PCR, jointly and severally, release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agents compliance in good faith with this Escrow Agreement.


10.      RESIGNATION OF ESCROW AGENT

         (a) If the Escrow Agent wishes to resign as escrow agent in respect of the Shares, the Escrow Agent shall give notice to the Issuer.

         (b) If the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Shares, the Issuer shall give notice to the Escrow Agent.

         (c) A notice referred to in subsection (a) or (b) shall be in writing and delivered to

                  (i) the Issuer at 1870 - 401 West Georgia Street, Vancouver, British Columbia, V6B 5A1: or

                  (ii) the Escrow Agent at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

                  and the notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this subsection.

        (d) A copy of a notice referred to in subsection (a) or (b) shall concurrently be delivered to the Executive Director or the Exchange.

        (e) The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this Escrow Agreement on the date that is 180 days after the date of receipt of the notice referred to in subsection (a) or (b) or on such other date as the Escrow Agent and the Issuer may agree upon (the "resignation date").

        (f) The Issuer shall, before the resignation date and with the written consent of the Executive Director or the Exchange, appoint another escrow agent and that appointment shall be binding on the Issuer and PCR.

11.         FURTHER ASSURANCES

            The Parties shall execute and deliver any documents and perform any acts necessary to carry out the intent of this Escrow Agreement.

12.         TIME

            Time is of the essence of this Escrow Agreement.

13.         GOVERNING LAWS

            This Escrow Agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.

14.         COUNTERPARTS

            This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

15.         LANGUAGE

            Wherever a singular expression is used in this Escrow Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

16.         ENUREMENT

            This Escrow Agreement enures to the benefit of and is binding on the Parties and their heirs, executors, administrators, successors and permitted assigns.

            The Parties have executed and delivered this Escrow Agreement as of the date of reference of this Escrow Agreement.

THE COMMON SEAL of MONTREAL           )
TRUST COMPANY OF CANADA was           )
hereto affixed in the presence of:    )
                                      )
-----------------------------------   )                                 C/S
Authorized Signatory                  )
                                      )
                                      )
-----------------------------------   )
Authorized Signatory                  )
                                      )
                                      )
THE CORPORATE SEAL OF MINCO           )
MINING AND METALS CORPORATION was     )
hereunto affixed in the presence of:  )
                                      )
-----------------------------------   )                              C/S
Authorized Signatory                  )
                                      )
                                      )
-----------------------------------   )
Authorized Signatory                  )

THE CORPORATE SEAL OF PACIFIC          )
CANADA RESOURCES INC. was hereunto     )
affixed in the presence of:            )
                                       )
                                       )
___________________________________    )                               C/S
Authorized Signatory                   )
                                       )
                                       )
___________________________________    )
Authorized Signatory                   )

                  THIS IS SCHEDULE "A" OF THE ESCROW AGREEMENT
                           DATED FOR REFERENCE *, 1996
                    BETWEEN MONTREAL TRUST COMPANY OF CANADA,
                       MINCO MINING AND METALS CORPORATION
                        AND PACIFIC CANADA RESOURCES INC.

NAME OF ESCROW SHAREHOLDER   NO. OF SHARES HELD IN ESCROW  SHARE CERTIFICATE NO.
--------------------------   ----------------------------  ---------------------
Pacific Canada Resources Inc.           4,880,000                    *

             THIS IS SCHEDULE "N" OF THE ASSIGNMENT OF CONTRACTS AND
         SHARE PURCHASE AGREEMENT DATED FOR REFERENCE FEBRUARY 19, 1996
                 BETWEEN MINCO MINING AND METALS CORPORATION AND
                          PACIFIC CANADA RESOURCES INC.

                             SHAREHOLDERS AGREEMENT

THIS AGREEMENT made as of the_______day of February, 1996.

BETWEEN:

                  PACIFIC CANADA RESOURCES INC., a company validly subsisting under the laws of Ontario with an office at 350 Bay Street, 7th Floor, Toronto, Ontario, M5H 2S6

                  ("PCR")

                                                               OF THE FIRST PART
AND:

                  PETER TSAPARAS, Businessman, of Suite 1870, 401 West Georgia Street, Vancouver, British Columbia, V6B 5A1

                  ("Tsaparas")

                                                              OF THE SECOND PART
AND:

                  COLIN McALEENAN, Businessman, of Suite 1870, 401 West Georgia Street, Vancouver, British Columbia, V6B 5A1

                  ("McAleenan")
                                                               OF THE THIRD PART

(collectively, PCR, Tsaparas and McAleenan hereinafter called the "Shareholders")

AND:

                  KEN CAI, Businessman, of 350 Bay Street, 7th Floor, Toronto, Ontario, M5H 2S6

                  ("Cai")

                                                              OF THE FOURTH PART

AND:

                  DONALD HICKS, Businessman, of 350 Bay Street, 7th Floor, Toronto, Ontario, M5H 2S6

                  ("Hicks")
                                                          OF THE FIFTH PART
AND:
                  WAYNE SPILSBURY, Geologist, of 268 Orchard Road, #16-01 Yen San Building, 0923 Singapore

                  ("Spilsbury")

                                                               OF THE SIXTH PART

AND:

                  MINCO MINING AND METALS CORPORATION, a company validly subsisting under the laws of British Columbia with an office at Suite 1870, 401 West Georgia Street, Vancouver, British Columbia, V6B 5Al

                  (the "Corporation")

                                                             OF THE SEVENTH PART


WHEREAS:

A. PCR and the Corporation have entered into an Assignment of Contracts and Share Purchase Agreement dated February *, 1996 (the "Assignment Agreement") pursuant to which certain interests in Chinese mineral properties were transferred to the Corporation;

B. Pursuant to the Assignment Agreement a total of 7,280,000 common shares of the Corporation were issued to PCR comprised of 2,400,000 free-trading shares and 4,880,000 escrowed shares (the "PCR Escrow Shares"). The release of the PCR Escrow Shares is governed by the terms of an Escrow Agreement dated February *, 1996 entered into between PCR, the Corporation and the Montreal Trust Company of Canada;

C. Pursuant to the terms of the Assignment Agreement, Teck Corporation ("Teck") and Cominco Ltd. ("Cominco") have agreed to participate with PCR and the Corporation in the exploration and development of Chinese mineral properties;

D. Each of PCR and Tsaparas represents that after giving effect to the transactions contemplated by the Assignment Agreement, each of PCR and Tsaparas is the beneficial owner, directly or indirectly, of or otherwise has the right to vote or deal with fully paid and nonassessable common shares without par value in the capital of the Corporation (the "Common Shares"), as follows:

                PCR                    -                7,280,000
                Tsaparas               -                279,167
                McAleenan              -                90,000
                Hicks                  -                None
                Cai                    -                None
                Spilsbury              -                None

E. Each of the Shareholders represents that as of the date hereof they do not beneficially own, directly or indirectly, or otherwise have direction and control over or the right to deal with any other common shares of the Corporation.

F. The parties desire to enter into this Agreement in order to record their respective rights and obligations with respect to the certain corporate matters pertaining to the Corporation.

NOW THEREFORE in consideration of the premises, the payment of the sum of One ($1.00) Dollar by each of the parties hereto to the other, and in further consideration of the mutual covenants and the agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree with each other as follows:

1.      COMMON SHARES

1.1 "Common Shares" includes the Common Shares as set forth in the recitals hereto and any common shares of the Corporation acquired by any Shareholders (including any acquisitions of common shares of the Corporation by any corporation, partnership, trust or other entity, in which any Shareholder or all of the Shareholders together, owns beneficially, directly or indirectly 50% or more of the voting rights attaching to the outstanding securities of such entity (referred to herein as an "affiliate")) at any time after the date of this Agreement.

1.2 Each of Hicks, Cai and Spilsbury acknowledges and agrees that, notwithstanding that they do not beneficially own common shares of the Corporation as of the date hereof, they will be considered Shareholders for the purposes of this Agreement in the same manner as if they had beneficially owned shares of the Corporation as at the date of this Agreement.

2.      VOTING OF COMMON SHARES

2.1 Immediately following the closing of the Assignment Agreement, the Shareholders shall vote their Common Shares so that the Board of Directors of the Corporation (the "Board") shall be comprised of five (5) directors and so that two nominees of Tsaparas and McAleenan, collectively, two nominees of PCR and one nominee of Teck and Cominco, collectively, are appointed directors of the Corporation as follows:

                SHAREHOLDER                     NOMINEE

                Tsaparas/McAleenan              Peter Tsaparas
                Tsaparas/McAleenan              Colin McAleenan
                PCR                             Donald Hicks
                PCR                             Ken Cai
                Spilsbury (Teck/Cominco)        Wayne Spilsbury

The Shareholders further agree to vote their Common Shares to appoint each of Tsaparas and Cai to the Board of Directors of the Corporation for a three year term and each of McAleenan, Hicks and Spilsbury for a one year term. Thereafter, the nominees of the respective Shareholders shall be as determined from time to time by such Shareholders.

In the event that a person on the Board shall be open for any reason whatsoever, the Shareholder whose nominee shall have formerly occupied such position shall be entitled to nominate a new director to fill such vacancy.

2.2 If a nominee to the Board of one of the Shareholders should resign or be removed, then the Shareholders agree to exercise their rights as shareholders of the Corporation and in accordance with this Agreement and the Articles of the Corporation to elect such individuals as is nominated by such Shareholder or Shareholders whose original nominee it is that has resigned or been removed

2.3 The Shareholders further agree that at the Corporation's next annual general meeting following the date of this Agreement they shall vote their Common Shares in such a manner as to:

        (a) increase the size of the Corporation's Board of Directors to seven (7) members, to appoint the five (5) individuals specified in section 2.1 in the manner therein described (the "Original Directors") and to appoint two (2) new directors, one of whom shall be a nominee of PCR and the second of whom shall be a nominee of the Original Directors, acting as a Board:

        (b) approve the issuance of 60,241 additional performance escrow shares as described in section 3.1(b) and

        (c) cause the Corporation to change its corporate name to such new name as may be approved by the Original Directors and the regulatory authorities having jurisdiction.

2.4 During the term of this Agreement each of Shareholders shall, after receipt of any notice of meeting of shareholders of the Corporation, either attend such shareholder meeting to vote their Common Shares or shall complete and deliver to the Corporation a proxy, duly completed and executed in such a manner as to ensure that the votes of the Shareholders are recognized and included in the voting at such shareholders meeting, all in accordance with the provisions of this Agreement.

3.      VOTING OF BOARD OF DIRECTORS

3.1 Each of the Original Directors agrees that, while a director of the Corporation and during the term of this Agreement, they shall cast their Director's votes in favour of the following:

        (a) the appointment on an annual basis of the following officers of the Corporation while such individuals are directors of the Corporation and for the terms indicated:

                OFFICE                  DIRECTOR                TERM
                Chairman                Tsaparas                3 years
                President and CEO       Cai                     3 years
                Vice-President          Hicks                   1 year
                Vice-President          McAleenan               1 year

        (b) the completion of all steps necessary to cause the issuance of the balance of 60,241 additional performance escrow shares pursuant to an application made to the Vancouver Stock Exchange on January 17, 1996, upon approval by the shareholders of the Corporation as described in section 2.3;

        (c) the completion of all steps necessary to cause the issuance of 200,000 finder's fee shares to December Inc. pursuant to a finder's fee agreement made between the Corporation and December Inc. dated December 11, 1995;

        (d) the grant of an aggregate 1,100,000 incentive stock options to the Original Directors in accordance with the policies of the Vancouver Stock Exchange and at the lowest exercise price permitted under such policies, as follows:

                        Ken Cai            -       350,000
                        Peter Tsaparas     -       200,000
                        Donald Hicks       -       200,000
                        Wayne Spilsbury    -       200,000
                        Colin McAleenan    -       150,000

        (e) the grant of an aggregate 200,000 incentive stock options to the two new directors to be appointed pursuant to section 2 herein, in accordance with the policies of the Vancouver Stock Exchange and at the lowest exercise price permitted under such policies, such grant to be made on or forthwith following the later of the date of appointment of the new Director and the completion of the Corporation's proposed initial round of public financing offering of a minimum 2,000,000 shares of the Corporation; and

        (f) the change of the Corporation's name in accordance with the regulatory authorities having jurisdiction.

3.2 Notwithstanding the provisions of this Agreement, the Shareholders acknowledge and agree that, while acting in their capacity as directors of the Board, they have a fiduciary obligation to act in the best interests of the Corporation.

4.      SHAREHOLDERS MEETINGS

4.1 The Corporation confirms that it is entering into this Agreement to acknowledge notice of the provisions of this Agreement and that it will cause the chairman of any meeting of shareholders of the Corporation to acknowledge to the parties hereto the provisions of this Agreement and such chairman shall not accept or recognize any ballot, proxy or vote by or on behalf of any of the Shareholders, or any nominee thereof, which is not cast or exercised so as to carry out the provisions of this Agreement.

5.      SALE OF ESCROW SHARES

5.1 PCR agrees that it shall not sell, transfer or convey any of its Escrow Shares to a third party until it first provides all parties to this Agreement with a written acknowledgement of such third party under which it agrees to be bound by the terms and conditions of this Agreement in the same manner as if such third party was an original signatory hereto.

6.      PLEDGED OR MARGINED COMMON SHARES

6.1 If any of the Common Shares are mortgaged, pledged, charged, hypothecated, margined or held by any nominee at any time during the currency of this Agreement, the holder thereof shall advise the other parties hereto and, if requested by any of such parties, shall deliver to such other parties prior to such mortgage, pledge, charge, hypothecation or margin, an acknowledgment in substantially the form set out as Schedule "A" hereto, whereby such mortgagee, pledgee, chargee, hypothecary, broker or nominee, as the case may be, agrees to subject such Common Shares to the provisions of this Agreement.

7.      REORGANIZATION

7.1 In the event of the subdivision, consolidation, change, classification or reclassification at any time of any Common Shares into a greater or lesser number of common shares of the Corporation or in the event of the conversion of such Common Shares or upon the amalgamation of the Corporation with any other corporation or corporations any shares resulting from such subdivision, consolidation, change, classification, reclassification, conversion or amalgamation shall be subject to this Agreement.

8. REQUESTS

8.1 Each of the parties hereto shall have the right to request in writing that any of the other parties disclose to them in writing the number of Common Shares beneficially owned, directly or indirectly, by them and any of their affiliates and such other parties shall provide such information in writing, within a reasonable period of time.

9. FURTHER DOCUMENTS

9.1 The parties hereto agree to execute such further documents as may be required to give effect to the foregoing

10. TERM

10.1 The term of this Agreement shall be for one (1) year commencing on the date of execution hereof

11. SUCCESSORS

11.1 This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto. Subject as aforesaid, this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

12. GOVERNING LAW

12.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

13. COUNTERPARTS

13.1 This Agreement may be signed by facsimile and in one or more counterparts

14 SEVERABILITY

14.1 Any provision or provisions of this Agreement which contravene any applicable law or which are found to be unenforceable shall, to the extent of such contravention or unenforceability, be deemed severable and shall not cause this Agreement to be held invalid or unenforceable or affect any other provision or provisions of this Agreement.

15. NOTICES

15.1 Any notice, consent, direction or other instrument required or permitted to be given under the provisions of this Agreement shall be in writing and may be given by delivering same or mailing same by prepaid registered mail or sending same by telegram, telex, telecommunication or other similar form of communication in each case addressed as follows:

(a)     if to PCR, at:

        Pacific Canada Resources Inc.
        Suite 7000, 350 Bay Street
        Toronto, Ontario
        M5H 2S6
        Fax No.: 416-368-2579
        Attention: Mr. Ken Z. Cai, Managing Director

(b)     if to Tsaparas, at:

        c/o Minco Mining and Metals Corporation
        Suite 1870, 401 W. Georgia Street
        Vancouver, B.C.
        V6B 5A1
        Fax No.: 604-688-8030
        Attention: Mr. Peter Tsaparas

(c)     if to McAleenan, at:

        c/o Minco Mining and Metals Corporation
        Suite 401 W. Georgia Street
        Vancouver, B.C.
        V6B 5A1
        Fax No.: 604-688-8030
        Attention: Mr. Colin McAleenan

(d)     if to Cai, at:

        c/o Pacific Canada Resources Inc.
        Suite 7000, 350 Bay Street
        Toronto, Ontario
        M5H 2S6
        Fax No.: 416-368-2579
        Attention: Mr. Ken Z. Cai

(e)     if to Hicks, at:

        c/o Pacific Canada Resources Inc
        Suite 7000, 350 Bay Street
        Toronto, Ontario
        M5H 2S6
        Fax No.: 416-368-2579
        Attention: Mr. Donald Hicks

         (f)      if to Spilsbury, at:

                  c/o Teck Exploration Ltd.
                  268 Orchard Road
                  #16-01 Yen San Building
                  0923 Singapore
                  Fax No.: 65-738-3712

         (g)      if to the Corporation, at:

                  Minco Mining and Metals Corporation
                  Suite 1870, 401 W. Georgia Street
                  Vancouver, B.C.
                  V6B 5A1
                  Fax No.: 1-604-688-8030
                  Attention: Mr. Peter Tsaparas, Chairman & C.E.O.

Any notice, requisition, consent, direction or other instrument aforesaid, if delivered, shall be deemed to have been given or made on the day in which it was delivered and if sent by telegram, telegraph, telecommunication or other similar form of communication shall be deemed to have been given or made on the next business day following the day on which it was so sent and if mailed shall be deemed to have been given or made on the seventh business day following the date on which it was so mailed. Any party hereto may given written notice of change of address in the same manner in which any notice shall thereafter be given to it as above provided at such changed address.

IN WITNESS WHEREOF the parties hereto have duly executed these presents.

THE CORPORATE SEAL OF PACIFIC
CANADA RESOURCES INC. was hereunto
affixed in the presence of:


__________________________________                                        C/S
Authorized Signatory


__________________________________
Authorized Signatory

SIGNED, SEALED and DELIVERED by
PETER TSAPARAS in the presence of:


-----------------------------------
Signature

-----------------------------------       -----------------------------------
Address                                   PETER TSAPARAS

-----------------------------------

-----------------------------------

-----------------------------------
Occupation



SIGNED, SEALED and DELIVERED by
COLIN McALEENAN in the presence of:


-----------------------------------
Signature

-----------------------------------       -----------------------------------
Address                                   COLIN McALEENAN

-----------------------------------


-----------------------------------
Occupation

SIGNED, SEALED AND DELIVERED by
KEN CAI in the presence of:

-----------------------------------
Signature

-----------------------------------         -----------------------------------
Address                                     KEN CAI

-----------------------------------

-----------------------------------
Occupation


SIGNED, SEALED AND DELIVERED by
DONALD  HICKS in the presence of:

-----------------------------------
Signature

-----------------------------------         -----------------------------------
Address                                     DONALD HICKS

-----------------------------------

-----------------------------------
Occupation


SIGNED, SEALED AND DELIVERED by
WAYNE SPILSBURY in the presence of:

-----------------------------------
Signature

-----------------------------------         -----------------------------------
Address                                     WAYNE SPILSBURY

-----------------------------------

-----------------------------------
Occupation

THE CORPORATE SEAL OF MINCO
MINING AND METALS CORPORATION
was hereunto affixed in the presence of:


-----------------------------------                                        C/S
Authorized Signatory


-----------------------------------
Authorized Signatory

                                  SCHEDULE "A"
                                  ------------

TO:



RE: SHAREHOLDERS AGREEMENT DATED FEBRUARY ___, 1996 BETWEEN PACIFIC CANADA RESOURCES INC., PETER TSAPARAS, COLIN McALEENAN, KEN CAI, DONALD HICKS, WAYNE SPILSBURY AND MINCO MINING AND METALS CORPORATION

The undersigned, _________________________________, hereby acknowledges having received __________common shares of MINCO MINING AND METALS CORPORATION (the "Common Shares") for the purpose of security for indebtedness of _____________. In consideration of the security interest granted in the Common Shares, the undersigned hereby acknowledges that the Common Shares are subject to the restrictions contained in the Agreement (a copy of which has been received and reviewed by the undersigned) and agrees that the Common Shares will not be sold by the undersigned except in compliance with the Agreement.

DATED: _____________________________


PER: _______________________________

            This is SCHEDULE "O" of the Assignment of Contracts and
         Share Purchase Agreement dated for reference February 19, 1996 between Minco Mining and Metals Corporation and
                         Pacific Canada Resources Inc.

                         PACIFIC CANADA RESOURCES INC.
              350 BAY STREET, 7TH FLOOR, TORONTO, ONTARIO, M5H 2S6
                 TEL: (416) 364-9382       FAX: (416) 368-2579

CONFIDENTIAL
BY FACSIMILE: 604-688-8030

January 2, 1995

Mr. Colin McAleenan
Minco Mining & Metals Corporation
Suite 1870
401 West Georgia Street
Vancouver, British Columbia
V6B 5A1

Dear Colin:

        RE: CONFIDENTIALITY AGREEMENT

        Pacific Canada Resources Inc. ("PCR") and Minco Mining and Metals Corporation ("MINCO") are contemplating a possible business transaction (the "TRANSACTION"). In connection with this possible Transaction, each of us will need to review information held by the other as part of a due diligence process. As set out in this letter, each of us agree that, as a condition to each of us furnishing such information to the other, each will be required to treat confidentially such information and any other information each of us or our agents furnish to the other, whether furnished before or after the date of this letter (collectively, the "EVALUATION MATERIAL").

        Each of the parties agrees not use the Evaluation Material in any way detrimental to the other, and that such information, as well the existence, nature and scope of the discussions between us, will be kept confidential by each of the parties and their agents; provided, however, that any of such information may be disclosed to the parties' directors, officers, employees and representatives and to individuals acting in similar capacities on their behalf, who need to know such information for the purposes of considering the Transaction, (it being understood that such directors, officers, employees and representatives shall be informed by each of the parties of the confidential nature of such information and shall be requried by each of the parties to treat such information confidentially).

        Without the prior written consent of an authorized officer of each of the parties, as applicable, or such other persons as such officers may designate, the parties will not disclose, and each of the parties will direct their directors, officers, employees and representatives not to disclose, to any person, any of the Evaluation Material or the fact that discussions are taking place concerning the potential Transaction unless, in the opinion of legal counsel, disclosure is required to be made under any applicable securities laws or regulations; provided, however, that if either party proposes to make any disclosure based upon the opinion of legal counsel as aforesaid, such party will advise and consult with the other party prior to such disclosure concerning the information which is proposed to be disclosed. The term "person" as used in this letter shall be broadly interpreted to include, without limitation, any corporation, company, partnership, or individual.

        If either party is required by legal process to disclose any Evaluation Material supplied to it or to its representatives, it is agreed that such party will provide the other party with prompt notice of such requirement(s), so that such other party may seek either an appropriate protective order, or waive the requirement to comply with the provisions of this letter.

        If an agreement regarding the proposed Transaction is not reached between us subsequent to the review of the Evaluation Material, each party will promptly, upon request, deliver to the other party the Evaluation Material provided to it, without retaining any copies of it.

        The term "Evaluation Material" does not include any information which:

        (i) becomes generally available to the public other than as a result of improper disclosure by a party or its representatives;

        (ii) was available on a non-confidential basis prior to its disclosure to a party; or

        (iii) becomes available to a party on a non-confidential basis from a source other than from the other party (the "OTHER PARTY") or its representatives, provided that such source is not bound by an obligation of confidentiality to such Other Party or to its representatives.

        No representation or warranty is made by either party or its agents, consultants, representatives or advisors as to the completeness or accuracy of the Evaluation Material and each party agrees that neither party, nor its agents, consultants, representatives or advisors shall have any liability to the other party, or to any of its agents, consultants, representatives or advisors resulting from the use of the Evaluation Material.

        Each party (an "INDEMNITOR") agrees to indemnify and save harmless the other party (an "INDEMNITEE") and its directors, officers, employees and agents from any loss whatsoever, arising out of a breach by an Indemnitor of any of the terms and conditions set out in this letter.

         It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further excercise thereof, or the exercise of any other right, power or pivilege hereunder.

        If you are in agreement with the foregoing, would you kindly so indicate by signing a copy of this letter and returning it to me by facsimile.

Yours truly,

/s/D.S. Hicks
-------------
Donald S. Hicks
Vice-President



I have read the letter set out above and, by my signature below, I indicate that I agree to the terms set out in such letter.


Minco Mining and Metals Corporation

By: /s/ Colin McAleenan
    -------------------------
      Colin McAleenan

Date: January 2, 1996

         THIS IS SCHEDULE "P" OF THE ASSIGNMENT OF CONTRACTS AND SHARE PURCHASE AGREEMENT DATED FEBRUARY 19, 1996 BETWEEN MINCO MINING AND METALS CORPORATION AND PACIFIC CANADA RESOURCES INC.

                         THIRD PARTY LIABILITIES OF PCR

       CATEGORY OR THIRD PARTY               AMOUNT
       -----------------------               ------
1. Legal and Accounting Services            $22,000

2. Consulting                               $75,800
     A.C.A Howe International Limited         5,800
     Kaisun Group (Canada) Inc.              40,000
     1066098 Ontario Inc.                    30,000

3. TOTAL                                    $97,800